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                                  EXHIBIT 10.1

                               FIRST AMENDMENT TO
                      EMPLOYMENT AND STOCK OPTION AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AND STOCK OPTION AGREEMENT (the "Amendment") is entered into this 22nd day of October, 1997, between AMPACE CORPORATION, a Delaware corporation (the "Company") and Bruce W. Jones (the "Executive").

                                   WITNESSETH:

         WHEREAS, the parties hereto have previously entered into an Employment and Stock Option Agreement dated February 16, 1995 (the "Agreement"); and

         WHEREAS, the parties desire to amend the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Executive as follows:

         1. Section 5(b) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

                  (b) The Option Price shall be $1.41 per share; provided, however that in case the Company should at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Option Price shall be proportionately decreased, and in the case the Company shall at any time combine the outstanding shares of Common Stock, the Option Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

         2. The text of Section 5(d) of the Agreement following subsection (v) of said Section is hereby deleted in its entirety and replaced with the following:

                  Upon the occurrence of any event described above (a "Change of Control"), (i) the Company shall provide the Executive written notice of such Change of Control and (ii) the Option shall automatically accelerate and become fully exercisable.

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                  In addition, upon a Change of Control described in Section
                  5(d)(i), the portion of the Option that is not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation. Any replacement options shall entitle the Executive to receive the same amount and type of securities as the Executive would have received as a result of the Change of Control had the Executive exercised the Options immediately prior to the Change of Control.

         3. Section 11 of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

                  If this Agreement is terminated for any reason, other than "Cause," the Executive will be entitled to receive an amount equal to 2.5 times the total amount of salary and bonus compensation paid to Executive during the year prior to termination ("Severance Pay"). For purposes of this paragraph, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries, (ii) conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute, (iii) willful disregard of significant management responsibilities directed by the Board,
                  (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (v) any other material breach of this Agreement that is not cured within 15 days after written notice thereof to the Executive.

         4. The remaining provisions of the Agreement which have not been modified by this Amendment shall remain in full force and effect as if set forth herein.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                            AMPACE CORPORATION

                                            By: /s/ Jay N. Taylor
                                                -------------------------------
                                            Title: President


                                            /s/Bruce W. Jones
                                            -----------------------------------
                                            Bruce W. Jones


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